SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2026

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1955 Lake Park Drive, Suite 300
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering

On February 13, 2026, GeoVax Labs, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers party thereto, pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of (i) 402,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 30,902 shares of Common Stock (the “Pre-Funded Warrant Shares”). In a concurrent private placement, the Company offered to purchasers Series A-1 common warrants (the “Series A-1 Common Warrants”) to purchase an aggregate of 432,902 shares of Common Stock and Series A-2 common warrants (the “Series A-2 Common Warrants” and, together with the Series A-1 Common Warrants, the “Common Warrants”) to purchase an aggregate of 432,902 shares of Common Stock (such shares issuable upon exercise of the Common Warrants, the “Common Warrant Shares”). The public offering price was $2.31 for each Share and $2.30999 per Pre-Funded Warrant. The Pre-Funded Warrants have an exercise price of $0.00001 per share, are exercisable immediately and may be exercised at any time until exercised in full. The Common Warrants will be exercisable beginning on the effective date of stockholder approval at an exercise price of $2.31 per share. The Series A-1 Common Warrants will expire five years after stockholder approval and the Series A-2 Common Warrants will expire two years after stockholder approval.

The net proceeds of the Offering, after deducting the placement agent’s fees and expenses and other offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants, is approximately $865,000. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on February 17, 2026.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the exclusive placement agent in connection with the Offering under an Engagement Letter, dated as of January 29, 2026 (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering. The Company also agreed to pay the Placement Agent up to $35,000 for accountable expenses including the Placement Agent’s legal fees and expenses, and clearing fees of $10,000. Additionally, the Company has granted the Placement Agent a right of first refusal to act as the sole book-running manager, underwriter or placement agent, as applicable, for each and every future debt financing or refinancing and public or private equity offering by the Company or any of its successors or subsidiaries from the date hereof until the 6-month anniversary following consummation of the Offering. Lastly, the Company has also agreed to pay the Placement Agent a tail fee equal to the cash compensation in the Offering, if any investor who was contacted or introduced to the Company by the Placement Agent provides the Company with capital in any public or private offering or other financing or capital raising transaction during the 3-month period following expiration or termination of the Company’s engagement with the Placement Agent.

In the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 30 days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) for 12 months after the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal consideration of $0.00001 per share of Common Stock any time until all of the Pre-Funded Warrants are exercised in full. A holder will not have the right to exercise any portion of the Common Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the option of the purchase, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or the Pre-Funded Warrants, respectively.

The Company paid the Placement Agent as compensation a cash fee equal to 7.0% of the gross proceeds of the Offering plus reimbursement of certain expenses and legal fees.

The Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares were offered by the Company pursuant to a prospectus supplement to the Registration Statement on Form S-3 originally filed on March 1, 2024 with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-277585), and declared effective on March 13, 2024.

The foregoing description of the material terms of the Purchase Agreement and the Common Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Series A-1 Common Warrant and the form of Series A-2 Common Warrant, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 4.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion, including the related consent, of Womble Bond Dickinson (US) LLP relating to the legality of the securities offered, issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Warrant Amendment

On July 2, 2025, the Company issued to two holders (collectively, the “Holders”) an aggregate of common warrants (the “Existing Warrants”) to purchase up to 236,000 shares of Common Stock. The exercise price for the Existing Warrants was $4.35 per share.

On February 13, 2026, in consideration for the Holders’ participation in the Offering, the Company has agreed to contractual amendments (the “Warrant Amendment Agreement”) to the Existing Warrants to (i) reduce the exercise price of the Existing Warrants to $2.31 per share and (ii) provide that the Existing Warrants will be exercisable commencing on the Stockholder Approval Date (as defined in the Common Warrants).

The foregoing description of the Warrant Amendment Agreement is qualified in its entirety by reference to the Form of Warrant Amendment Agreement, which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The Company has agreed to issue the Common Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Common Warrant Shares pursuant to the same exemption. The description of the Common Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. Each of the Form of Series A-1 Common Warrant and Form of Series A-2 Common Warrant has been filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On February 13, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A-1 Common Warrant
4.3	Form of Series A-2 Common Warrant
4.4	Form of Warrant Amendment Agreement
5.1	Opinion of Womble Bond Dickinson (US) LLP
10.1	Form of Purchase Agreement
23.1	Consent of Womble Bond Dickinson (US) LLP (contained in Exhibit 5.1)
99.1	Press Release dated February 13, 2026, announcing the pricing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoVax Labs, Inc.

February 17, 2026	By:	/s/ Mark W. Reynolds
	Name:	Mark W. Reynolds
	Title:	Chief Financial Officer